UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2019

SACHEM CAPITAL CORP.

(Exact name of Registrant as specified in its charter)

New York	001-37997	81-3467779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

698 Main Street, Branford, Connecticut	06405
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (203) 433-4736

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 1, 2019, effective as of March 29, 2019, Sachem Capital Corp. (the “Company”) refinanced the $310,000 mortgage loan it obtained from Bankwell Bank in February 2017 (the “Old Bankwell Mortgage Loan”) with a new 10-year mortgage loan from Bankwell Bank in the principal amount of $795,000 bearing interest at the rate of 5.06% per annum and maturing on March 31, 2029 (the “New Bankwell Mortgage Loan”). Beginning on May 1, 2019, principal and interest on the New Bankwell Mortgage Loan are payable, in arrears, in monthly installments of $4,710.15, calculated based on a 25-year amortization rate. Interest on the Old Bankwell Mortgage Loan accrued at the rate of 4.52% per annum and the monthly installment payments were $1,975.00. The entire outstanding principal balance of the New Bankwell Mortgage Loan and all accrued and unpaid interest thereon is due and payable on March 31, 2029. The New Bankwell Mortgage Loan, among other things, is secured by a first mortgage lien on the property owned by the Company, which currently serves as the Company’s principal place of business, located at 698 Main Street, Branford Connecticut.

In connection with the New Bankwell Mortgage Loan, John L. Villano and Jeffrey C. Villano, Co-Chief Executive Officers of the Company, jointly and severally, during the term of the loan, indemnified Bankwell Bank from and against any and all actual claims, demands, liabilities, losses, damages, judgments, penalties, reasonable out-of-pocket costs and expenses arising out of or attributable to the New Bankwell Mortgage Loan.

Copies of the Mortgage Note, Security Agreement and Indemnity Agreement (collectively, the “Loan Documents”) with respect to the New Bankwell Mortgage Loan are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, and the information in the Loan Documents is incorporated into this Item 1.01 by reference. The description of the terms of the New Bankwell Mortgage Loan in this Item 1.01 is qualified in its entirety by reference to Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures in Item 1.01 hereinabove are repeated and reiterated as if fully set forth herein.

Item 7.01.	Regulation FD Disclosure.

On April 2, 2019, the Company hosted a conference call for investors to discuss its operating results for year ended December 31, 2018 and its financial condition at that date, as well as other relevant matters. A transcript of the call is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 shall not be deemed to constitute an admission that such information is required to be furnished pursuant to Regulation FD or that such information or exhibits contain material information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Mortgage Note made by Sachem Capital Corp to Bankwell Bank, dated as of March 29, 2019, in the principal amount of $795,000.
10.2	Open-End Mortgage Deed, Security Agreement and Fixture Filing, dated March 29, 2019, by Sachem Capital Corp., in connection with the New Bankwell Mortgage Loan, for the benefit of Bankwell Bank.
10.3	Indemnity Agreement, dated as of March 29, 2019, by and among John L. Villano, Jeffrey C. Villano and Bankwell Bank.
99.1	Transcript of investor conference call held on April 2, 2019.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sachem Capital Corp.

Dated: April 5, 2019	By:	/s/ John L. Villano
John L. Villano, CPA
Co-Chief Executive Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Mortgage Note made by Sachem Capital Corp to Bankwell Bank, dated as of March 29, 2019, in the principal amount of $795,000.
10.2	Open-End Mortgage Deed, Security Agreement and Fixture Filing, dated March 29, 2019, by Sachem Capital Corp., in connection with the New Bankwell Mortgage Loan, for the benefit of Bankwell Bank.
10.3	Indemnity Agreement, dated as of March 29, 2019, by and among John L. Villano, Jeffrey C. Villano and Bankwell Bank.
99.1	Transcript of investor conference call held on April 2, 2019.